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                                                                    EXHIBIT 99.9

                              CONSULTING AGREEMENT

      THIS CONSULTING AGREEMENT (this "AGREEMENT"), dated as of the 20th day of November, 2002, by and between ATLANTIC PREMIUM BRANDS, LTD., a Delaware corporation ("APB"), whose principal place of business is 650 Dundee Road, Suite 370, Northbrook, Illinois 60062 and STERLING ADVISORS, L.P., a Delaware limited partnership ("MANAGER").

                                   WITNESSETH:

      WHEREAS, APB is engaged in the business (the "BUSINESS") of the wholesale distribution of processed meats; and

      WHEREAS, Manager has, in a significant manner, assisted APB in its current effort to procure a senior debt facility (the "SENIOR DEBT FACILITY"), and, in the future, APB desires to have Manager consult with it in financial, strategic, and operational matters and recognizes that certain inducements must be offered to Manager in order for APB to retain its services.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements and promises contained herein, the parties agree as follows:

      1. Consulting Arrangement. Effective as of January 1, 2003, APB hereby retains the Manager as a consultant, to assist as aforesaid.

      2. Term.

            A. Initial Term. The initial term of this Agreement (the "INITIAL TERM") shall commence on January 1, 2003 and shall continue until December 31, 2004. The period from January 1, 2003 to the date of this Agreement's expiration or sooner termination shall be deemed the "CONSULTING PERIOD".

            B. Automatic Renewal. The term of this Agreement shall automatically extend for additional one (1) year periods commencing on January 1, 2005, and each January 1 thereafter, unless and until terminated by written notice given by either party to the other twelve (12) months prior to each applicable termination date.

      3. Duties. Manager agrees to make itself available to APB to, and upon the request of APB Manager shall, perform the following duties and tasks during the Consulting Period including any renewals thereof, devoting such time as is reasonably necessary to fulfill such duties: (i) analyzing APB's present and future financing needs and assisting APB in procuring such financing, (ii) analyzing and assisting in the preparation of short- and long-term strategic planning, and (iii) targeting and assisting in the acquisition of potential acquisition candidates for APB, and shall faithfully, diligently and competently perform to the best of their ability all of the duties assigned, or refrain from such activities proscribed by APB, subject, however, to the supervision and control of the Board of Directors of APB.

      4. Compensation.

            A. Investment Banking Fees. In consideration of the services rendered by Manager in connection with APB's procurement of the Senior Debt Facility, APB shall pay to Manager the aggregate sum of One Hundred Fifty Thousand Dollars ($150,000), concurrent with the consummation of the Senior Debt Facility.

            B. Base Fee. In consideration of Manager making itself available to provide services as described in Section 3 and in consideration of the services to be rendered by Manager during the Consulting Period including any renewals thereof, APB shall pay to Manager compensation equal to a base consulting fee (the "BASE FEE") at the rate of TWO HUNDRED THOUSAND AND NO/100THS DOLLARS ($200,000.00) per annum, earned and payable in equal monthly installments on the last day of each month during the Consulting Period, without deductions. The Base Fee shall increase 5% on January 1 of each year during the Consulting Period. APB shall


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reimburse Manager for all expenses necessarily and reasonably incurred by
Manager in connection with the Business, against presentation of proper receipts or other proof of expenditure, and subject to such reasonable guidelines or limitations, and which are to be applied prospectively only as the Board of Directors of APB may impose.

            C. Bonuses. Manager may receive bonuses and increases to the Base Fee as APB's Board of Directors may approve, in its sole and absolute discretion.

      5. Restrictive Covenants. Manager hereby agrees:

            A. Non-disclosure. Manager acknowledges that it has been and will be entrusted with trade secrets, marketing, operating and strategic plans, customer and supplier lists, proprietary information and other confidential or specialized data and/or information relative to the business of APB and its predecessors, whether now existing or to be developed or created after today's date (collectively, "TRADE SECRETS"). Manager shall at all times during the Consulting Period and thereafter hold in strictest confidence any and all Trade Secrets that may have come or may come into its possession or within its knowledge concerning the products, services, processes, businesses, suppliers, customers and clients of APB or its affiliates and their predecessors. Manager agrees that neither it nor any person or enterprise controlled by it will for any reason directly or indirectly, for itself or for the benefit of any other person, use, copy, divulge or otherwise disseminate or disclose any of the Trade Secrets owned or used by, or licensed to, APB or any of its affiliates or otherwise relating to APB or its business, provided that Manager may disclose Trade Secrets pursuant to an order by a court of competent jurisdiction, provided, further, that Manager shall give APB notice of such order and any court pleading requesting such disclosure, in order to provide APB with an opportunity to prevent such disclosure or procure an appropriate protective order.

            B. Customers. Manager acknowledges that customer accounts of APB and its affiliates are and will at all times be the sole and separate property of APB and such affiliates, in which Manager has no rights whatsoever, and all activities of or work performed by each pursuant hereto or as a consultant to or manager of APB or its affiliates have been and in the future will be performed for the benefit of APB and its affiliates and the goodwill resulting from Manager's efforts is and at all times will be the sole and separate property of APB and its affiliates, which goodwill is intended to be protected, in part, by this Section.

            C. Survival. The provisions of this Section shall survive the termination of this Agreement, irrespective of the reason therefor.

      6. Remedies. Manager and APB each acknowledge that any breach of this Agreement by each will cause irreparable harm to the other, that such harm will be difficult if not impossible to ascertain. Therefore, if any action or proceeding is commenced by or on behalf of one party seeking to enforce the provisions hereof, such party shall be entitled to equitable relief, including injunction, against any actual or threatened breach hereof, and any damages arising therefrom including, without limitation, reasonable fees of its attorneys and their support staff and all other costs and expenses incurred in connection therewith without bond and without liability should such relief be denied, modified or vacated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive of or preclude a party from any other remedy. Each party hereto hereby waives the claim or defense to an action for equitable relief by the other that such party has an adequate remedy at law or has not been or is not being irreparably injured by such breach. FURTHERMORE, EACH PARTY HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE OF ANY NATURE ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. INSTEAD ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

      7. Indemnification. APB shall indemnify Manager to the fullest extent permitted by Delaware law, and shall advance all defense costs to the fullest extent permitted thereby.

      8. Assignment. Manager acknowledges that the services to be rendered by it hereunder are unique and personal and that it may not assign any of its rights or delegate any of its duties or obligations hereunder to any


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other person or entity, whether by voluntary or involuntary assignment or transfer. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of APB.

      9. Notices. All notices, demands and communications required or permitted to be given under this Agreement shall be sufficient if in writing and shall be deemed to have been duly given on the date received if delivered personally or two days after the date such notice, demand or communication is sent if sent by first class, certified or registered mail, return receipt requested, postage pre-paid and addressed, or one day after the date such notice, demand or communication is sent if sent by overnight courier service to the Manager at the address set forth below, or to APB at its principal place of business, or to such other person at such location as either party hereto may subsequently designate in a similar manner.

      10. Waiver of Breach. The failure of a party at any time to require performance by the other of any provision expressed herein shall in no way affect such party's right thereafter to enforce such provision. Furthermore, a waiver by a party of a breach of any provision hereof by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

      11. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. Any prior statements, negotiations, representations, understandings, proposals or agreements relating to the subject matter hereof shall be deemed to be merged into this Agreement, and to the extent inconsistent herewith shall be deemed to be of no force or effect. No alteration, amendment or modification of any of the terms or provisions hereof shall be valid unless made pursuant to an instrument in writing signed by the parties hereto.

      12. No Conflicting Agreements. The parties hereto represent and warrant to each other that they are not parties to any agreement, contract or understanding, whether consulting or otherwise, which would in any way restrict or prohibit them from undertaking or performing their obligations hereunder.

      13. Expenses upon Default. If any party defaults in the performance of any of its covenants, agreements or obligations described in this Agreement, then in addition to any and all other rights or remedies which the non-defaulting party may have against the defaulting party, the defaulting party will be liable to and will pay to the non-defaulting party a sum equal to all of the non-defaulting party's court costs and fees of its attorneys and their support staff and all other costs and expenses associated with such dispute incurred in enforcing the covenants, agreements or obligations of the defaulting party herein.

      14. Applicable Law. The terms and conditions of this agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

STERLING ADVISORS, L.P.
  By Sterling Group, Inc.


By: /s/ Steven M. Taslitz
    ----------------------
    Steven M. Taslitz, President

ATLANTIC PREMIUM BRANDS, LTD.

By: /s/ Merrick M. Elfman
    ---------------------
    Merrick M. Elfman, Chairman